Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No.333-191788, No. 333-201100 and No. 333-232411 on Form S-8 and Registration Statement No. 333-212007 on Form F-3 of our report dated March 28, 2018 (April 29, 2019 as to Note 2(f) and Note 23), relating to the financial statements of LightInTheBox Holding Co., Ltd., appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

May 1, 2020